Exhibit 10.23

SCHEDULE OF CHANGE IN CONTROL EMPLOYMENT AGREEMENTS

In accordance with the Instructions to Item 601 of Regulation S-K, the Registrant has omitted filing Change in Control Employment Agreements by and between Glatfelter Corporation and the following employees as exhibits to the Form 10-K for the year ended December 31, 2020 because they are substantially identical to the Form of Change in Control Employment Agreement by and between Glatfelter Corporation and certain employees, which are filed as indicated below:

Exhibit 10(j) to the Form 10-K for the year ended December 31, 2008.

David C. Elder

Dante C. Parrini

Exhibit 10(q) to the Form 10-K for the year ended December 31, 2013.

Christopher W. Astley

Eileen L. Beck

Samuel L. Hillard

Wolfgang Laures

Jill L. Urey